Exhibit 99.1

BancorpConnecticut, Inc.
                                       Parent of Southington Savings Bank

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION, CONTACT:

P.J. MUCHA, CFO&TREASURER/SECRETARY (860) 620-5244
R.D. MORTON, CHAIRMAN, PRESIDENT & CEO (860) 620-6524

SHAREHOLDERS APPROVE MERGER
Southington, CT	August 15, 2002	(NASDAQ: BKCT)

Bancorp Connecticut, Inc. announced the approval and adoption by its shareholders of the Agreement and Plan of Merger, dated as of April 10, 2002, between Banknorth Group, Inc. and Bancorp Connecticut, Inc. at its 2002 Annual Meeting of Shareholders held on Thursday, August 15, 2002. As previously announced on April 11, 2002, Bancorp Connecticut, Inc. signed a definitive agreement to be acquired by Banknorth Group, Inc., based in Portland, Maine, for $28.00 in cash per share. All regulatory approvals for the merger have been received. The transaction is expected to close on August 31, 2002. Immediately following the merger, Bancorp Connecticut, Inc.'s banking subsidiary, Southington Savings Bank, will be merged into Banknorth Group, Inc.'s banking subsidiary, Banknorth, N.A.

Bancorp Connecticut, Inc. owns Southington Savings Bank, the state's largest commercial bank headquartered in Connecticut. The Company and the Bank provide business, consumer and financial related money-management services to the greater central Connecticut area. The Company's stock symbol is BKCT and it is listed in the National Market and found in the financial section of various newspapers under Bancorp Connecticut, BcpCT, BanConn, or BncpCT. After consummation of the merger, Bancorp Connecticut, Inc.'s common stock will be delisted and will no longer be quoted on the Nasdaq National Market.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of the Company and the Bank to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including consummation of the acquisition of the Company by Banknorth Group, Inc., any projections of earnings, revenues, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the general risks associated with the delivery of financial products and services, fluctuating investment returns, rapid technological changes, competition, as well as other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligations to update these forward-looking statements.

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121 Main Street, Southington, Connecticut 06489-2533
Phone (860)628-0351 Fax (860)276-9429
http://www.bkct.com

N E W S R E L E A S E	N A S D A Q : B K C T